                                                                  Exhibit 3(a-3)

                           CERTIFICATE OF AMENDMENT
                                      OF
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              EMCOR GROUP, INC.

It is hereby certified that:

1.The name of the corporation (hereinafter referred to as the "Corporation") is EMCOR Group, Inc.

2.The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

                           "FOURTH. The total number of shares of all classes of
                 stock which the Corporation shall have the authority to issue is Thirty One Million (31,000,000) shares, consisting of Thirty Million shares of Common Stock, of a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock of a par value of $.10 per share in such series and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by resolution or resolutions of the Board of Directors for each series."

3.The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
        Section 242 of the General Corporation Law of the State of Delaware.

Executed on February 12, 1998

                                              /s/ Frank T. MacInnis
                                              ----------------------------------
                                              Frank T. MacInnis
                                              Chairman of the Board of Directors


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                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELEWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EMCOR GROUP, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF FEBRUARY, A.D. 1998, AT 9 O'CLOCK A.M.

                       [SEAL OF THE STATE OF DELAWARE]

[SEAL OF THE
SECRETARY'S OFFICE                          /s/ Edward J. Freel
OF THE STATE OF                             -----------------------------------
DELAWARE]                                   Edward J. Freel, Secretary of State

2122022  8100                               AUTHENTICATION: 8920126

981057256                                             DATE: 02-13-98